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                                                                 EXHIBIT 10.5

                            NONCOMPETITION AGREEMENT

     This Noncompetition Agreement dated as of October __, 1996 (this "Agreement") is by and between Homegate Hospitality, Inc., a Delaware
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corporation (the "Company"), and Robert A. Faith (the "Covenantor").
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     WHEREAS, the Company is contemplating an underwritten public offering of the common shares of the Company; and

     WHEREAS, the managing underwriters for such of offering have required that in connection therewith and as a condition to the consummation thereof, the Covenantor agree to be bound by the provisions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.  Closing.  This Agreement shall be effective as of the
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consummation of the Company's underwritten public offering of the common shares of the Company pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended (the "Effective Date").
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     Section 2.  Exclusivity.  Until 30 months subsequent to the Effective Date
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and so long thereafter as the Covenantor remains an officer or on the Board of
Directors of the Company (the period from the Effective Date through such period above being referred to as the "Noncompete Period" and the last date of the
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Noncompete Period being referred to as the "Expiration Date"), the Covenantor
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hereby agrees that he will not compete in the extended-stay hotel business with the Company within the United States, directly or indirectly, or as an officer, director, consultant or shareholder or partner holding more than 5% of the equity interests of any person, firm, partnership, corporation or other entity (each, a "Person") engaged in the extended-stay hotel business. During the
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Noncompete Period neither the Covenantor nor any Person directly or indirectly controlled by the Covenantor may acquire any (i) fee, ground lease interests or other equity interests in extended-stay hotels in the United States and (ii) debt interests in extended-stay hotels in the United States where it is anticipated that the equity interests will be acquired by the debt holder within one year from the acquisition of such debt interest. Notwithstanding the foregoing, the Noncompete Period shall expire prior to Expiration Date if, prior to such date, a majority of the disinterested directors of the Company approve a transaction (a "Merger Transaction") involving a reorganization, merger or other
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combination of the Company or any substantial part of its assets with or into, or a sale of all or substantially all of the assets of the Company to, any Person or a combination with the assets of any Person and as a result of such Merger Transaction (I) the combined total market capitalization of the surviving entity or entities, as the case may be, is at least 150% of the total market capitalization of the Company immediately prior to such Merger Transaction, (II) the Covenantor does not remain or become an officer, trustee or director of the surviving entity or entities, as the case may be, and (III) the Covenantor and any Person controlled directly or indirectly by the Covenantor owns directly or indirectly in
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the aggregate not more than a 5% pecuniary interest in the surviving entity or entities on a fully diluted basis.

     Section 3.  Partial Invalidity.  In case any one or more of the provisions
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contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

     Section 4.  Injunctive Relief.  Covenantor agrees that the remedy at law
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for any breach by him of any provision of Section 2 will be inadequate for the
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Company, and that, accordingly, the Company shall be entitled to apply for and obtain injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise to specifically enforce, any of such provisions. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

     Section 5.  Successors and Assigns.  This Agreement shall be binding upon
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and inure to the benefit of the parties hereto and their respective permitted successors or assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties hereto and such successors and assigns, any right, remedy or claim under or by reason of this Agreement.

     Section 6.  Entire Agreement; Amendments and Waivers.  This Agreement
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contains the entire understanding of the parties hereto with regard to the subject matter contained herein. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     Section 7.  Determinations and Interpretations by the Company.  All
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determinations of the Company provided for in or pursuant to this Agreement
(including, without limitation, the matters described in Section 6 or any
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termination of any provision of this Agreement) shall be made by a majority of the disinterested directors of the Company. All interpretations of the terms of this Agreement shall be resolved on behalf of the Company by a majority of the disinterested directors of the Company. For purposes of this Agreement, a director shall be deemed a disinterested director so long as such director does not have a financial interest in the transaction or matter being reviewed or acted upon.

     Section 8.  Execution in Counterparts.  This Agreement may be executed in
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one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when the Company and the Covenantor shall have each executed one counterpart.

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     Section 9.  Governing Law.  This Agreement, and the application or
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interpretation thereof, shall be exclusively governed by its terms and by the internal laws of the State of New York, without regard to principles of conflicts of laws an applied in the State of New York or any other jurisdiction which, if applied, would result in the application of any laws other than the internal laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                 HOMEGATE HOSPITALITY, INC.


                                 By:
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                                 Name:
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                                 Title:
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                                 -------------------------------------------
                                 Robert A. Faith

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